UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 19, 2016

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(state or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street
Sacramento CA 95816
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2016, The McClatchy Company (the “Company”) was notified by the New York Stock Exchange (“NYSE”) that the average closing price of the Company’s common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price for continued listing on the NYSE under Rule 802.01C of the NYSE Listed Company Manual.

As required by the NYSE, the Company will timely notify the NYSE that it intends to cure the deficiency and to return to compliance with the NYSE continued listing requirement. Under NYSE rules, the Company has six months following receipt of the notification to regain compliance with the minimum share price requirement. The Company can regain compliance at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30-trading day period ending on the last trading day of that month or on the last day of the cure period. In addition, in the event that the Company determines that, if necessary, it will cure the price condition by taking action that will require approval of its shareholders, it will so notify the NYSE, in which case the Company must obtain the shareholder approval by no later than its next annual meeting, and must implement the action promptly thereafter.

The notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE under the symbol “MNI”. The Company intends to actively monitor the closing share price for its common stock and will consider available options, including equity-based actions to resolve the deficiency and regain compliance with Rule 802.01C of the NYSE Listed Company Manual.

As required under the NYSE rules, the Company issued a press release on February 19, 2016, announcing that it had received the notice of noncompliance. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events.

The Company reported that on February 19, 2016, it had repurchased $20.8 million in aggregate principal amount of its 5.75% Notes due in 2017 and $10.0 million in aggregate principal amount of its 9.0% Secured Notes due in 2022 for a total amount of $28.8 million in cash, plus accrued and unpaid interest in a privately negotiated transaction.

The press release issued on February 19, 2016 is furnished as Exhibit No. 99.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 19, 2016

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 19, 2016	The McClatchy Company

/s/ R. Elaine Lintecum
By: R. Elaine Lintecum Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 19, 2016